SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                     _______________________


                             FORM 8-K


                         CURRENT REPORT

               PURSUANT SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 12, 1996


                   CHARTER POWER SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter)


           Delaware                  1-9389            13-3314599
 (State or other jurisdiction of    (Commission     (I.R.S. Employer
incorporation or organization)      File Number)   Identification No.)


1400 Union Meeting Road, Blue Bell, Pennsylvania          19422
(Address of principal executive office)                  Zip Code

                          (215) 619-2700
       (Registrant's telephone number, including area code)

Item 2.

     Pursuant to a Purchase Agreement dated as of February 23, 1996 (the "Purchase Agreement"), on March 12, 1996, International Power Systems, Inc., an Arizona corporation and an indirect wholly owned subsidiary of the registrant ("Purchaser"), acquired from Burr-Brown Corporation, a Delaware corporation, and its subsidiaries (collectively, "Seller"), (i) 1,044,418 shares of the common stock (the "Common Stock") of Power Convertibles Corporation, an Arizona corporation ("PCC"), which the Seller has represented to be at least 79% of the Common Stock on a fully diluted basis (although, based on the schedules to the Purchase Agreement, such shares represent 84.6% of the outstanding Common Stock) and (ii) 100% of the outstanding Series A Preferred Stock and Series C Preferred Stock of PCC (collectively, the "Preferred Stock"). In addition, Purchaser acquired or repaid approximately $5.2 million of indebtedness of PCC. The aggregate consideration paid by Purchaser was approximately $15.4 million, subject to certain adjustments, of which $1.0 million was retained in escrow to fund indemnification claims under the Purchase Agreement. The purchase price was determined by (i) the liquidation value and accrued dividends on the Preferred Stock, (ii) the face value of the indebtedness that was acquired or repaid and (iii) negotiation with Seller as to the common stock.

The source of funds for the acquisition was advances under the registrant's existing credit facility with NationsBank, N.A., National Westminster Bank, NJ and CoreStates Bank, N.A. PCC is engaged in the business of designing and manufacturing DC to DC converters and the Purchaser intends to cause PCC to continue using its assets in such business.

Item 7.   Financial Statements and Exhibits.

     a) Financial Statements. It is impracticable to provide any of the required financial statements of the business acquired at the time of filing. All of the required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the required filing date of this Form 8-K.

     b) Pro Forma Financial Information. The required pro forma financial information will be filed as an amendment to this Form 8-K at the time the required financial statements are filed.

     c)   Exhibits.

Exhibit 2.1 Purchase Agreement, dated as of February 23, 1996, between International Power Systems, Inc. and
               Burr-Brown Corporation relating to Power
               Convertibles Corporation (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHARTER POWER SYSTEMS, INC.





March 26, 1996                BY:  /s/ Alfred Weber
                              ________________________________
                              Alfred Weber
                              Chairman, President and Chief
                              Executive Officer




March 26, 1996                BY:  /s/ Stephen E. Markert, Jr.
                              ________________________________
                              Stephen E. Markert, Jr.
                              Vice President Finance and
                              Treasurer
                              Principal Financial and Accounting
                              Officer